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                                                                    Exhibit 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3, as amended, of CCA Prison Realty Trust and Corrections Corporation of America of our report dated February 16, 1998 relating to the financial statements of Corrections Corporation of America and Subsidiaries included in Corrections Corporation of America's Form 10-K, as amended, for the year ended December 31, 1997 and to all references to our Firm included in or incorporated by reference in this registration statement.



                                     /s/ ARTHUR ANDERSEN LLP


Nashville, Tennessee
September 28, 1998